Exhibit 10.2

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of February 5, 2021, by and among Playa Resorts Holding B.V., a Dutch besloten vennootschap met beperkte aansprakelijkheid with its corporate seat in Amsterdam, the Netherlands (the “Borrower”), Playa Hotels & Resorts N.V., a Dutch naamloze vennootschap with its corporate seat in Amsterdam, the Netherlands (“Holdings”), each other Guarantor party hereto, Cortland Capital Market Services LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) under the Loan Documents and each Lender party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Lenders from time to time party thereto, Acquiom Agency Services LLC, as Mexican collateral agent, and the Administrative Agent, among others, are parties to that certain Credit Agreement, dated as of June 12, 2020 (as amended, restated, supplemented or otherwise modified to, but not including, the Second Amendment Effective Date referred to below, the “Credit Agreement”);

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Borrower wishes to amend the Credit Agreement in order to, among other things, amend Section 7.11 of the Credit Agreement as more fully provided herein;

WHEREAS, in accordance with the provisions of Section 10.01 of the Credit Agreement and the terms and conditions set forth herein, the parties hereto wish to effect this Second Amendment;

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“Second Amendment” means the Second Amendment to Credit Agreement, dated as of February 5, 2021, among the Borrower, Holdings, the other Guarantors party thereto, the Administrative Agent and each Lender.

“Second Amendment Effective Date” shall have the meaning provided in the Second Amendment.

(b) Section 7.11 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

“Section 7.11 Financial Covenant.

(a) (I) Unless the Borrower Opt-Out Election (as defined below) has been made, in respect of the Term A1 Loans and commencing with the Test Period for which financial statements have been or are required to be delivered pursuant to Section 6.01(b) in respect of the fiscal quarter ended March 31, 2022 (the “Initial Test Period”) and for each Test Period thereafter, if the aggregate amount of outstanding Revolving Credit Loans (including Swingline Loans) and L/C Obligations (excluding the face amount of undrawn Letters of Credit that are Cash Collateralized or backstopped or otherwise do not exceed $10,000,000 in the aggregate) exceeds 35.0% of the aggregate Revolving Credit Commitments under the Revolving Credit Facility, permit the Consolidated Secured Net Leverage Ratio as of the last day of any Test Period to exceed (i) in the case of the Initial Test Period, 6.50:1.00, (ii) in the case of the first Test Period following the Initial Test Period, 6.00:1.00 and (iii) in the case of each Test Period thereafter, 4.75:1.00; provided that, for purposes of determining Consolidated EBITDA in the calculation of the Consolidated Secured Net Leverage Ratio pursuant to Section 7.11 for (1) the Initial Test Period, “Consolidated EBITDA” shall be the sum of Consolidated EBITDA reported to the Lenders (or, to the extent reported in respect of a quarter ending prior to the Closing Date, the Lenders under the Existing Senior Secured Credit Facility) for the first fiscal quarter of the Borrower in 2022, the second fiscal quarter of the Borrower in 2019 and the third and fourth fiscal quarters of the Borrower in 2018 (determined as if the same were a single accounting period); (2) the first Test Period following the Initial Test Period, Consolidated EBITDA shall be the sum of Consolidated EBITDA reported to the Lenders (or, to the extent reported in respect of a quarter ending prior to the Closing Date, the Lenders under the Existing Senior Secured Credit Facility) for the first and second fiscal quarters of the Borrower in 2022 and the first and second fiscal quarters of the Borrower in 2019 (determined as if the same were a single accounting period); and (3) the second Test Period following the Initial Test Period, Consolidated EBITDA shall be the sum of Consolidated EBITDA reported to the Lenders (or, to the extent reported in respect of a quarter ending prior to the Closing Date, the Lenders under the Existing Senior Secured Credit Facility) for the first, second and third fiscal quarters of the Borrower in 2022 and the second fiscal quarter of the Borrower in 2019 (determined as if the same were a single accounting period); provided, further, that, for the avoidance of doubt, “Consolidated EBITDA” as determined for any fiscal quarter pursuant to the preceding proviso shall in all cases be calculated on a Pro Forma Basis and be adjusted in accordance with Section 1.08 to give effect to any Specified Transaction occurring during or after, as applicable, any such fiscal quarter.

(II) At any time on and after the Borrower Opt-Out Election, in respect of the Term A1 Loans and commencing with the first Test Period for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b) in respect of the first fiscal year or fiscal quarter ended after the Borrower Opt-Out Election has been made and for each Test Period thereafter, if the aggregate amount of outstanding Revolving Credit Loans (including Swingline Loans) and L/C Obligations (excluding the face amount of undrawn Letters of Credit that are Cash Collateralized or backstopped or otherwise do not exceed $10,000,000 in the aggregate) exceeds 35.0% of the aggregate Revolving Credit Commitments under the Revolving Credit Facility, permit the Consolidated Secured Net Leverage Ratio as of the last day of any Test Period to exceed 4.75:1.00.

(b) At all times from and after the Closing Date until the date of the delivery of financial statements pursuant to Section 6.01(b) in respect of the fiscal quarter ended September 30, 2022 (the “Covenant Restriction Period”), unless (x) at any time during the Covenant Restriction Period, (I) the aggregate amount of outstanding Revolving Credit Loans (including Swingline Loans) and L/C Obligations (excluding the face amount of undrawn Letters of Credit that are Cash Collateralized or backstopped or otherwise do not exceed $10,000,000 in the aggregate) is less than 35.0% of the aggregate Revolving Credit Commitments under the Revolving Credit Facility at such time and (II) the Borrower shall have delivered an irrevocable written notice to the Administrative Agent, electing to terminate permanently the restrictions in this Section 7.11(b) on the basis of compliance with preceding clause (I) (the conditions described in this clause (x), the “Borrower Opt-Out Election”) or (y) the Consolidated Secured Net Leverage Ratio

(determined on a Pro Forma Basis in accordance with Section 1.08 after giving effect to the applicable transaction but, for this purpose, disregarding clause (y) of the first proviso appearing in the first sentence of Section 1.08(a) and instead giving effect to clause (ii) of the first sentence of each of Sections 1.08(b) and (d) as if such determination were not made pursuant to Section 7.11) is less than or equal to 4.75:1.00 (as of the last day of the most recently ended Test Period) (the conditions described in the exceptions provided for in clause (x) or (y), the “Applicable Covenant Restriction Fall-Away Conditions”):

(i) [reserved];

(ii) incur any Incremental Loans pursuant to Section 2.14;

(iii) designate any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.14;

(iv) form or create any Non-Recourse Subsidiaries;

(v) make any Investment pursuant to Section 7.02(c)(i) (other than with respect to Investments in (x) any Loan Party or (y) any Restricted Subsidiary which is not a Loan Party in the form of intercompany loans evidenced by an Intercompany Note pledged to the Administrative Agent or the Mexican Collateral Agent, as applicable; provided no Investments shall be made to Non-Recourse Subsidiaries in reliance on this clause (y)), 7.02(c)(ii) (other than Investments in the 2020 Designated Unrestricted Subsidiaries made in cash (i) in the ordinary course of business to fund such 2020 Designated Unrestricted Subsidiaries’ operating expenses and maintenance capital expenditures, (ii) in such amounts as may be required to pay scheduled amortization and interest payments, fees and other amounts under the 2020 Unrestricted Subsidiary Indebtedness when and as the same become due and payable in accordance with the terms thereof (as originally in effect and without giving effect to any amendments, restatements, renewals, restructurings, extensions, supplements or other modifications thereto that are adverse to the interests of the Term A1 Lenders) or (iii) in an aggregate amount not to exceed $50,000,000 at any time outstanding; provided that (I) Investments shall only be permitted to pursuant to preceding clauses (i) and (ii) if the 2020 Designated Unrestricted Subsidiaries would have insufficient liquidity (as reasonably determined in good faith by the Borrower) to operate in the ordinary course of business if the 2020 Designated Unrestricted Subsidiaries were to make such payments without the benefit of such Investments, (II) Investments shall only be permitted pursuant to preceding clauses (i), (ii) and (iii) if made by a Loan Party in the form of intercompany loans evidenced by an Intercompany Note pledged to the Administrative Agent or the Mexican Collateral Agent, as applicable, and (III) Investments permitted to be made pursuant to preceding clause (iii) after the Closing Date shall be reduced on a dollar-for-dollar basis by the amount of Investments made pursuant to Section 7.02(n) after the Closing Date), 7.02(i) or 7.02(n) (other than Investments in the 2020 Designated Unrestricted Subsidiaries made in cash (i) in the ordinary course of business to fund such 2020 Designated Unrestricted Subsidiaries’ operating expenses and maintenance capital expenditures, (ii) in such amounts as may be required to pay scheduled amortization and interest payments, fees and other amounts under the 2020 Unrestricted Subsidiary Indebtedness when and as the same become due and payable in accordance with the terms thereof (as originally in effect and without giving effect to any amendments, restatements, renewals, restructurings, extensions, supplements or other modifications thereto that are adverse to the interests of the Term A1 Lenders) or (iii) in an aggregate amount not to exceed $175,000,000 at any time outstanding; provided that (I) Investments shall only be permitted to pursuant to preceding clauses (i) and (ii) if the 2020 Designated Unrestricted Subsidiaries would have insufficient liquidity (as reasonably determined in good faith by the Borrower) to operate in the ordinary course of business if the 2020 Designated Unrestricted Subsidiaries were to make such payments without the benefit of such Investments, (II) Investments shall only be permitted pursuant to preceding clauses (i), (ii) and (iii) if made by a Loan Party in the form of intercompany loans evidenced by an Intercompany Note pledged to the Administrative Agent or the Mexican Collateral Agent, as applicable, and (III) Investments permitted to be made pursuant to preceding clause (iii) after the Closing Date shall be reduced on a dollar-for-dollar basis by the amount of Investments made pursuant to Section 7.02(c)(ii) after the Closing Date);

(vi) create, incur, assume or suffer to exist (x) any Indebtedness pursuant to Section 7.03(g), 7.03(q) or 7.03(s) (but solely to the extent such Permitted Ratio Debt is incurred by Restricted Subsidiaries that are not Subsidiary Guarantors as contemplated by the definition of “Permitted Ratio Debt”) or (y) any Non-Recourse Indebtedness;

(vii) merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transaction) all or substantially all of its assets pursuant to Section 7.04(d), 7.04(e) or 7.04(f);

(viii) (x) make any Disposition pursuant to (A) Section 7.05(d) (solely with respect to Dispositions to any Restricted Subsidiary which is not a Loan Party), 7.05(m) or 7.05(o) (other than grants of security interests in the Equity Interests of the 2020 Designated Unrestricted Subsidiaries securing the 2020 Unrestricted Subsidiary Indebtedness), in each case, unless agreed in writing by the Administrative Agent (acting at the direction of the Required Lenders), or (B) Section 7.05(j), unless, in addition to satisfying the requirements thereof, (1) the gross proceeds of such Disposition would be equal to or greater than the appraised value of the property subject to such Disposition (as determined by a reputable appraiser of national standing that complies with the Uniform Standards of Professional Appraisal Practice or is otherwise reasonably satisfactory to the Administrative Agent), (2) if the gross proceeds of such Disposition would be less than the appraised value of the property subject to such Disposition (as determined by a reputable appraiser of national standing that complies with the Uniform Standards of Professional Appraisal Practice or is otherwise reasonably satisfactory to the Administrative Agent), the Administrative Agent (acting at the direction of the Required Lenders) shall have agreed in writing to such Disposition or (3) if no appraisal (or qualifying appraisal) is available with respect to the property subject to such Disposition, the Administrative Agent (acting at the direction of the Required Lenders) shall have agreed in writing to such Disposition, or (y) in any event, Dispose of any property or asset subject to the mandatory repayment provision in Section 2.05(b)(ii)(1) without applying the Net Proceeds therefrom in accordance with the requirements of Section 7.11(d)(i);

(ix) make any Restricted Payment pursuant to Section 7.06(h), 7.06(i), 7.06(l), 7.06(n) or 7.06(o);

(x) make any prepayment, purchase or redemption of any Junior Financing pursuant to Section 7.13(a)(D), (F) and (G); or

(xi) purchase any Term Loans from any Lender pursuant to Section 10.07(k);

(c) At any time during the Covenant Restriction Period, unless one or both of the Applicable Covenant Restriction Fall-Away Conditions have been satisfied at such time, permit the Minimum Required Liquidity as of the last day of any calendar month to be less than $70,000,000.

(d) At all times from and after the Second Amendment Effective Date through the Maturity Date (or such earlier date upon which the Term Facility is terminated and all related Obligations are paid in full), and without limiting the additional restrictions of Section 7.11(b) (to the extent then applicable):

(i) Dispose of any property or asset subject to the mandatory repayment provision in Section 2.05(b)(ii)(1) without applying (A) in the case of the first $100,000,000 of the Net Proceeds received in connection with any such Disposition, (1) 50% of such Net Proceeds in accordance with the terms of Section 2.05(b)(ii) (for this purpose, without giving effect to any reinvestment rights in respect thereof) and (2) 50% of the Net Proceeds (for this purpose, determined as if the reinvestment cut-off dates in the definition thereof were 12 months and 18 months (instead of 18 months and 24 months, respectively)) in accordance with the terms of Section 2.05(b)(ii) and (B) in the case of any additional Net Proceeds in excess of $100,000,000 in respect of any such Disposition, 100% of such Net Proceeds in accordance with the terms of Section 2.05(b)(ii) (for this purpose, without giving effect to any reinvestment rights in respect thereof) until the Borrower (I) is in compliance, on a Pro Forma Basis, with a Consolidated Secured Net Leverage Ratio of less than or equal to 4.75:1.00 and (II) has delivered an officer’s certificate to the Administrative Agent demonstrating such compliance (together with calculations therefor in reasonable detail); provided, however, that (A) (1) if the Consolidated Secured Net Leverage Ratio is less than or equal to 4.75:1.00 (calculated on Pro Forma Basis as of the last day of the most recently ended Test Period) and (2) the Borrower has delivered an officer’s certificate to the Administrative Agent demonstrating such compliance (together with calculations therefor in reasonable detail), the additional restrictions described in this Section 7.11(d)(i) shall no longer apply and (B) the additional restrictions described in this Section 7.11(d)(i) shall not apply with respect to any Disposition of the property known as Dreams Puerto Aventuras;

(ii) designate any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.14, unless, after giving effect to such designation, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is less than or equal to 4.75:1.00 (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period);

(iii) form or create any Non-Recourse Subsidiaries;

(iv) [reserved];

(v) incur any additional Indebtedness pursuant to Section 7.03(m);

(vi) in the case of any Loan Party, make any Investments in Unrestricted Subsidiaries, unless made in the form of intercompany loans evidenced by an Intercompany Note pledged to the Administrative Agent or the Mexican Collateral Agent, as applicable;

(vii) make any Investment pursuant to Section 7.02(c) in respect of joint ventures or other similar agreements of partnership in respect of Persons that are not Subsidiaries, unless at the time of, and after giving effect to, the utilization thereof, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) shall be no greater than 4.75:1.00; and

(viii) make Investments pursuant to Section 7.02(n) or (s), unless at the time of, and after giving effect to, the utilization thereof, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) shall be no greater than 4.75:1.00;

(ix) make Restricted Payments pursuant to (A) Section 7.06(h) or (to the extent made with an Excluded Contribution) Section 7.06(l), unless at the time of, and after giving effect to, the utilization thereof, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) shall be no greater than 4.75:1.00 or (B) Section 7.06(o) in excess of 5% of Market Capitalization at the time such Restricted Payment is declared (after taking into account any other Restricted Payments previously made in reliance upon Section 7.06(o) during such calendar year); and

(x) prepay, redeem, purchase, defease or otherwise satisfy Junior Financing pursuant to Section 7.13(a)(D) or (E), unless at the time of, and after giving effect to, the utilization thereof, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) shall be no greater than 4.75:1.00.

(e) As used in this Section 7.11 the terms “2020 Designated Unrestricted Subsidiaries,” “2020 Unrestricted Subsidiary Indebtedness,” “Cash Collateralized,” “Letters of Credit,” “Revolver Availability,” “Revolving Credit Commitments,” “Revolving Credit Facility,” “Revolving Credit Loans,” and “Swingline Loans” shall have the meaning ascribed to such terms in the Existing Senior Secured Facility.

SECTION 2. Representations and Warranties.

(a) In order to induce the Administrative Agent and the Lenders to enter into this Second Amendment, the Borrower and each other Loan Party hereby represents and warrants that:

(i) no Event of Default shall exist as of the Second Amendment Effective Date or would result immediately after giving effect to this Second Amendment;

(ii) the representations and warranties of each Loan Party set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or, to the extent qualified by materiality, in all respects) on the Second Amendment Effective Date with the same effect as though made on and as of the such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true in all material respects as of such earlier date (it being understood and agreed that, for purposes of Sections 4.02(a) and 5.05(b) of the Credit Agreement, the effects, events, occurrences, facts, conditions or changes arising out of, resulting from or in connection with the COVID-19 pandemic that have occurred, and been disclosed to the Administrative Agent and the Lenders, prior to the Second Amendment Effective Date (including the closing of the Hotel Real Properties) shall be disregarded in the determination of a “Material Adverse Effect” under clause (a) of the definition thereof);

(iii) it and each other Loan Party has all corporate or other organizational power and authority to execute and deliver this Second Amendment and to carry out the transactions contemplated by, and perform its obligations under the Credit Agreement, as amended by this Second Amendment (the “Amended Credit Agreement”);

(iv) it and each other Loan Party has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Second Amendment and the performance of the Amended Credit Agreement;

(v) neither the execution or delivery of this Second Amendment nor the performance by any Loan Party of the Amended Credit Agreement will (i) contravene the terms of any of the Organization Documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than as permitted by Section 7.01 of the Credit Agreement) under, or require any payment to be made under (A) any Contractual Obligation to which such Loan Party is a party or by which it or any of its property or assets is bound or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Lien) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

(vi) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution or delivery of this Second Amendment or performance by, or enforcement against, any Loan Party of the Amended Credit Agreement, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect, (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect and (iv) any public filing with the SEC in compliance with applicable Law, including United States Federal and state securities Laws;

(vii) all consents to this Second Amendment which are required to be obtained from any Lender under the Credit Agreement or any party to the Existing Senior Secured Facility have been obtained and all other conditions precedent to entering into the amendments contained in this Second Amendment, including the requirements of Section 10.01 of the Credit Agreement, have been satisfied; and

(b) Holdings and each other Guarantor:

(i) has read this Second Amendment and consents to the terms hereof and hereby acknowledges and agrees that each of the Guaranty and the Collateral Documents to which it is a party or otherwise is bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment; and

(ii) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Second Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Second Amendment and (ii) nothing in this Second Amendment shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 3. Conditions to Effectiveness of this Second Amendment. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied (which, in the case of the conditions set forth in clauses (c) and (d) below, may be satisfied substantially concurrently with the occurrence of the Second Amendment Effective Date):

(a) no Event of Default exists as of the Second Amendment Effective Date, both before and immediately after giving effect to the Second Amendment;

(b) all of the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement and the other Loan Documents (including this Second Amendment) are true and correct in all material respects on the Second Amendment Effective Date, both before and after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date) and (z) for purposes of Sections 4.02(a) and 5.05(b) of the Credit Agreement, the effects, events, occurrences, facts, conditions or changes arising out of, resulting from or in connection with the COVID-19 pandemic that have occurred, and been disclosed to the Administrative Agent and the Lenders, prior to the Second Amendment Effective Date (including the closing of the Hotel Real Properties) shall be disregarded in the determination of a “Material Adverse Effect” under clause (a) of the definition thereof;

(c) the Borrower, Holdings, the other Guarantors, the Administrative Agent and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent; and

(d) the Administrative Agent shall have received a copy of an amendment to Existing Senior Secured Credit Facility in form and substance reasonable satisfactory to the Lenders, duly executed and delivered by the Loan Parties party thereto and the other parties thereto; and

(e) The Borrower shall have paid (or made acceptable arrangements with the Administrative Agent to pay) all fees and expenses due and payable hereunder and the reasonable fees and expenses of the Lenders’ and Administrative Agent’s attorneys with respect to the preparation, negotiation and execution of this Amendment.

SECTION 4. Miscellaneous Provisions.

(a) This Second Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Loan Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders, the Administrative Agent or the Mexican Collateral Agent now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other instruments or agreements referred to therein.

(b) This Second Amendment may be executed in any number of counterparts (including by way of facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent. Except to the extent applicable law would prohibit the same, make the same unenforceable or affirmatively requires a manually executed counterpart signature, (i) the delivery of an executed counterpart of a signature page of this Second Amendment by fax, emailed .pdf or any other electronic means approved by the Administrative Agent in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Second Amendment, and (ii) if agreed by the Administrative Agent in writing (which may be via email) with respect to this Second Amendment, the delivery of an executed counterpart of a signature page of this Second Amendment by electronic means that types in the signatory to a document as a “conformed signature” from an email address approved by the Administrative Agent in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Second Amendment. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Second Amendment and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

(c) THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d) By executing and delivering a copy hereof, the Borrower and each other Loan Party hereby (A) agrees that all Loans shall be guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof, and that, notwithstanding the effectiveness of this Second Amendment, after giving effect to this Second Amendment, the Guaranty and the Liens created pursuant to the Collateral Documents for the benefit of the Secured Parties continue to be in full force and effect on a continuous basis, (B) affirms, acknowledges and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document to which it is a party, in each case after giving effect to this Second Amendment, all as provided in such Loan Documents, and acknowledges and agrees that such obligations and liabilities continue in full force and effect on a continuous basis in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Second Amendment and (C) confirms and agrees that at the time of entering into of any pledge governed by Netherlands or Curaçao law created pursuant to or in connection with any Loan Document, it was its intention (and it is still its intention and agreement with the Pledgee) that the pledges secure the obligations as amended, supplemented, extended or restated from time to time.

(e) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Second Amendment. Each Credit Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Second Amendment, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(f) This Second Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents.

(g) From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby or in accordance with the terms hereof.

(h) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Second Amendment.

(i) By its signature hereto, each of the Administrative Agent and each Lender acknowledge that the 2021 Refinancing Revolving Credit Commitments, the 2021 Refinancing Revolving Credit Loans and the corresponding Revolving Credit Exposure (in each case, as defined in the Existing Senior Secured Facility as amended on the date hereof) constitute “Credit Agreement Obligations” and “Pari Passu Obligations” for all purposes under that certain Pari Passu Intercreditor Agreement dated as of June 12, 2020, by and among the Administrative Agent, Mexican Collateral Agent, Deutsche Bank AG New York Branch, Deutsche Bank Mèxico, S.A. Instituciòn de Banca Multiple, División Fiduciaria, and the other parties from time to time party thereto.

[Signature Pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered by the parties hereto as of the date first above written.

PLAYA RESORTS HOLDING B.V., as Borrower

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA HOTELS & RESORTS N.V., as Holdings

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA H&R HOLDINGS B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA RIVIERA MAYA B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA ROMANA B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA ROMANA MAR B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA CANA B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA GRAN, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

GRAN DESING & FACTORY, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

DESARROLLOS GCR, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

INMOBILIARIA Y PROYECTOS TRPLAYA, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA RMAYA ONE, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA CABOS BAJA, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

HOTEL CAPRI CARIBE, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

CAMERON DEL CARIBE, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

CAMERON DEL PACIFICO, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

SERVICIOS PLYA HOTELS & RESORTS, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA HALL JAMAICAN RESORT LIMITED, as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

INVERSIONES VILAZUL S.A.S., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

CORTLAND CAPITAL MARKET SERVICES LLC
as Administrative Agent

By:	/s/ Matthew Trybula
Name: Matthew Trybula
Title: Associate Counsel

PHR LENDER LLC, as a Lender

By: Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name: Joshua D. Morris
Title: Manager